Exhibit 99.1

Digital Angel to Announce Financial Results for Third Quarter 2008
on Thursday, November 6

SO. ST. PAUL, MN – October 30, 2008 – Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, announced today that it plans to issue its third quarter 2008 financial results for the period ended September 30, 2008, on Thursday, November 6, 2008, at approximately 8:00 a.m. EST. The Company will hold a conference call to discuss the results at 10:00 a.m. EST that same day. Interested participants should call (866) 393-5807 within the United States and Canada, or (706) 679-2276 internationally. Please use passcode 71176759.

Alternatively, a simultaneous webcast of the live conference call can be accessed through Digital Angel’s website at www.digitalangel.com. For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from November 6 at approximately 1:00 p.m. EST to December 6 at 11.59 p.m. EST. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 71176759. The webcast replay can also be accessed through Digital Angel’s website at www.digitalangel.com.

About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts.

Contact:
Digital Angel
Jay McKeage
Phone: (651) 554-1564
jmckeage@digitalangel.com

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